Exhibit 10.2

Execution Version

OIL STATES INTERNATIONAL, INC.

$135,000,000

4.75% Convertible Senior Notes due 2026

PURCHASE AGREEMENT

Dated: March 16, 2021

OIL STATES INTERNATIONAL, INC.

$135,000,000

4.75% Convertible Senior Notes due 2026

PURCHASE AGREEMENT

March 16, 2021

Wells Fargo Securities, LLC

BofA Securities, Inc.

Raymond James & Associates, Inc.

as Representatives of the several Initial Purchasers

c/o	Wells Fargo Securities, LLC 500 West 33rd Street New York, NY 10001

c/o	BofA Securities, Inc. One Bryant Park New York, NY 10036

c/o	Raymond James & Associates, Inc. 880 Carillon Parkway, Tower 3 St. Petersburg, FL 33716

Ladies and Gentlemen:

Oil States International, Inc., a Delaware corporation (the “Company”), confirms its agreement with you and each of the other Initial Purchasers named in Schedule A hereto (collectively, the “Initial Purchasers,” which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), for whom you are acting as Representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $135 million aggregate principal amount of the Company’s 4.75% Convertible Senior Notes due 2026 (the “Firm Notes”) and, at the option of the Initial Purchasers, up to an additional $15 million principal amount of Company’s 4.75% Convertible Senior Notes due 2026 (the “Option Notes”) if and to the extent that the Initial Purchasers shall have determined to exercise the option to purchase such Option Notes. The Firm Notes and the Option Notes are herein referred to as the “Securities.” The Securities will be convertible by the holders thereof into cash, fully paid, non-assessable shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) or a combination of cash and shares of Common Stock, at the option of the Company, on the terms, and subject to the conditions, set forth in the Indenture (as defined below). The Securities are to be issued pursuant to an indenture to be dated as of the date of the Closing Time (as defined below) (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth in this Purchase Agreement (the “Agreement”) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (“Subsequent Purchasers”) at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemption afforded by Rule 144A (“Rule 144A”) of the rules and regulations promulgated under the Securities Act (the “Securities Act Regulations”) by the Securities and Exchange Commission (the “Commission”)).

The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated March 16, 2021 prior to the Applicable Time (as defined below) (the “Preliminary Offering Memorandum”) and has prepared and will deliver to each Initial Purchaser, within two business days of the date hereof, copies of a final offering memorandum dated March 16, 2021 (the “Final Offering Memorandum”), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. “Offering Memorandum” means, with respect to the date of this Agreement, the General Disclosure Package (as defined below), and with respect to the Closing Time (as defined below) and the Additional Closing Time (as defined below), each of the General Disclosure Package and the Final Offering Memorandum (including any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference. The Company has prepared a final term sheet reflecting the final terms of the Securities, in the form set forth in Schedule B hereto (the “Final Term Sheet”), and delivered such Final Term Sheet to the Initial Purchasers prior to the Applicable Time in connection with their solicitation of purchases of, or offering of, the Securities. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities by any written materials other than the Offering Memorandum and the Issuer Written Information. “Issuer Written Information” means (i) any writing intended for general distribution to investors as evidenced by its being specified in Schedule C hereto, including the Final Term Sheet, and (ii) any “road show” that is a “written communication” within the meaning of the Securities Act (including, without limitation, the Company’s Convertible Notes Investor Presentation used on March 15, 2021 and March 16, 2021). “General Disclosure Package” means the Preliminary Offering Memorandum and any Issuer Written Information specified on Schedule C hereto and issued at or prior to 8:15 P.M., New York City time, on March 16, 2021 or such other time as agreed by the Company and the Representatives (such date and time, the “Applicable Time”).

In connection with the offering of the Securities and as described in the General Disclosure Package and the Offering Memorandum, the Company and certain of its subsidiaries have entered into an amendment (the “Amendment”) to its Credit Agreement, dated February 10, 2021 among the Company, the guarantors and lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Credit Agreement”).

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is incorporated by reference in the Offering Memorandum.

SECTION 1.         Representations and Warranties.

(a)    Representations and Warranties by the Company. The Company represents and warrants to each Initial Purchaser as of the date hereof, the Applicable Time, the Closing Time and the Additional Closing Time, if applicable , and agrees with each Initial Purchaser, as follows:

(i)    General Disclosure Package; Rule 144A Eligibility. The Company hereby confirms that it has authorized the use of the General Disclosure Package, including the Preliminary Offering Memorandum and the Final Term Sheet, and the Final Offering Memorandum in connection with the offer and sale of the Securities by the Initial Purchasers. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time or the Additional Closing Time, as the case may be, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system.

(ii)    No Registration Required; No General Solicitation. Subject to compliance by the Initial Purchasers with the representations and warranties of the Initial Purchasers and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement, the General Disclosure Package and the Final Offering Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended. None of the Company, its Affiliates (as defined herein) or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act Regulations.

(iii)    Accurate Disclosure. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any Issuer Written Information, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Offering Memorandum, as of its date, and at the Closing Time and the Additional Closing Time, as the case may be, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the General Disclosure Package and the Final Offering Memorandum, when such documents incorporated by reference were filed with the Commission, when read together with the other information in the General Disclosure Package or the Final Offering Memorandum, as the case may be, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the General Disclosure Package or the Final Offering Memorandum made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the sixth and eighteenth paragraphs and the third sentence of the ninth paragraph, in each case appearing under the caption “Plan of Distribution” in the Offering Memorandum (collectively, the “Initial Purchaser Information”).

(iv)    Incorporation of Documents by Reference. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”).

(v)    Independent Accountants. Ernst & Young LLP, who has delivered its report with respect to the audited consolidated financial statements of the Company incorporated by reference in the General Disclosure Package and the Final Offering Memorandum, is an independent public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations and the Public Company Accounting Oversight Board.

(vi)   Financial Statements; Non-GAAP Financial Measures.

(a)    The financial statements of the Company and its subsidiaries incorporated by reference in the General Disclosure Package and the Final Offering Memorandum, together with the related schedules (if any) and notes thereto, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. All of such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), applied on a consistent basis throughout the periods involved, except as may be expressly stated in the notes thereto, and comply with all applicable accounting requirements under the Securities Act, Securities Act Regulations, Exchange Act and Exchange Act Regulations, as applicable. All disclosures contained in the General Disclosure Package or the Final Offering Memorandum, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) relating to the financial statements of the Company comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(b)    The supporting schedules, if any, incorporated by reference in the General Disclosure Package and the Final Offering Memorandum present fairly, in accordance with GAAP, the information required to be stated therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vii)    No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the General Disclosure Package or the Final Offering Memorandum, (A) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs, properties, management, stockholders’ equity, results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or with respect to the Company’s ability to perform its obligations under this Agreement (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(viii)    Good Standing of the Company and Subsidiaries. The Company and each of its subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (to the extent such concept is applicable in the relevant jurisdiction) except (solely in the case of good standing with respect to a subsidiary of the Company) where the failure to be in good standing would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, (b) has corporate or similar power and authority (corporate and other) necessary to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Final Offering Memorandum (and, in each case of the Company, to execute, deliver and perform its obligations under the Indenture and the Securities) and (c) is duly qualified and authorized to do business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than its principal place of business) where the failure to be so qualified or in good standing would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. All of the issued and outstanding shares of capital stock of each subsidiary of the Company that is a corporation, all of the issued and outstanding partnership interests of each subsidiary of the Company that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each subsidiary of the Company that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any lien except for such liens, encumbrances, equities or claims arising under the Credit Agreement or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

None of the issued and outstanding shares of capital stock of any such subsidiary that is a corporation, none of the issued and outstanding partnership interests of any such subsidiary that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any such subsidiary that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person. Any subsidiaries of the Company that are “significant subsidiaries” as defined by Rule 1-02 of Regulation S-X are listed on Schedule D hereto.

(ix)    Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the General Disclosure Package and the Final Offering Memorandum in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or equity incentive or employee benefit plans referred to in the General Disclosure Package and the Final Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the General Disclosure Package and the Final Offering Memorandum). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance with all applicable foreign, state and federal securities and “Blue Sky” laws. None of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

(x)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xi)    Authorization of the Indenture. The Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Indenture conforms in all material respects to the description thereof in the General Disclosure Package and the Final Offering Memorandum.

(xii)    The Amendment. The Amendment has been duly authorized, executed and delivered by the Company, and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xiii)    Authorization of the Securities and the Common Stock. The Securities have been duly authorized and, at the Closing Time and the Additional Closing Time, as the case may be, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the Purchase Price (as defined herein) therefor as provided in this Agreement, will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The maximum number of shares of Common Stock issuable upon conversion of the Securities (including the maximum number of additional shares of Common Stock by which the Conversion Rate (as such term is defined in the Indenture) may be increased upon conversion in connection with a Make-Whole Fundamental Change (as such term is defined in the Indenture) or upon a notice of redemption and assuming the Company elects, upon each conversion of the Securities, to deliver solely shares of Common Stock, other than cash in lieu of any fractional shares, in settlement of each such conversion (the “Maximum Number of Underlying Securities”), and assuming that all Securities are converted by a single holder thereof, has been duly authorized and reserved for issuance upon such conversion by all necessary corporate action, and such shares of Common Stock, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; no holder of such shares of Common Stock will be subject to personal liability solely by reason of being such a holder; the issuance of such shares of Common Stock upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company; and, except as set forth in the General Disclosure Package and the Final Offering Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. The Securities and the Common Stock conform in all material respects to the respective descriptions thereof in the General Disclosure Package and the Final Offering Memorandum.

(xiv)    Registration and Listing with NYSE. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of its Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the NYSE, except for non-compliance that would not reasonably be expected to have a Material Adverse Effect.

(xv)    Description of the Securities, the Common Stock and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the General Disclosure Package and the Final Offering Memorandum. The Common Stock conforms in all material respects to all statements relating thereto contained or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum and such description conforms to the rights set forth in the instruments defining the same.

(xvi)    Registration Rights. Except as described in the General Disclosure Package and the Final Offering Memorandum, there are no persons with registration rights or other similar rights to have any securities registered for sale or sold by the Company under the Securities Act.

(xvii)    Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Indenture and the Amendment and the consummation of the transactions contemplated herein and therein and in the General Disclosure Package and the Final Offering Memorandum (including the issuance and sale of the Securities, any issuance of Common Stock upon conversion of any of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or (B) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except, in the case of (B), for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xviii)    Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(xix)    Absence of Proceedings. Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company or any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement, or which are otherwise material in the context of the sale of the Securities; and, to the knowledge of the Company, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or contemplated. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject that are not described in the General Disclosure Package and the Final Offering Memorandum, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(xx)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder, the issuance of any Common Stock upon the conversion of any Securities or the consummation of the transactions contemplated by this Agreement and in the General Disclosure Package and the Final Offering Memorandum or for the due execution, delivery and performance of the Amendment, the Indenture and the Securities, except such as have been already obtained or as may be required under the rules of the NYSE or state securities laws.

(xxi)    Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where such failure to so possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxii)    Title to Property. The Company and its subsidiaries have good and indefeasible title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the General Disclosure Package and the Final Offering Memorandum, (B) arise under the Credit Agreement or (C) would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Final Offering Memorandum, are in full force and effect.

(xxiii)    Possession of Intellectual Property. The Company and each of its subsidiaries own or possess or have valid and enforceable licenses to use all material patents, patent rights, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems, inventions and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “intellectual property rights”) necessary to conduct their respective businesses as currently conducted, or presently employed by them, and have not received any notice of any claim of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxiv)    Environmental Laws. Except as described in the General Disclosure Package and the Final Offering Memorandum and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (a)(i) neither the Company nor any of its subsidiaries is in violation of, or has any liability under, any applicable federal or national, state or provincial, regional or local law, directive, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic, foreign or international governmental agency, governmental body, court or tribunal, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment, threatened or endangered species or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of its subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances released or threatened to be released into the environment, (iv) to the Company’s knowledge, neither it nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) neither the Company nor any of its subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances released or threatened to be released into the environment, and (vi) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, registrations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses; and (b) to the knowledge of the Company there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law. For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials (including naturally occurring radioactive materials), asbestos-containing materials and polychlorinated biphenyls, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(xxv)    ERISA. Except as would not reasonably be expected to have a Material Adverse Effect, each Plan (as defined below) has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”). Except as would not reasonably be expected to have a Material Adverse Effect, each Plan established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates (as defined below) that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company’s knowledge, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. Except as would not reasonably be expected to have a Material Adverse Effect, none of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA, and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to any Plan or the employment or compensation of employees by the Company or any of its subsidiaries that would have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to any Plan or the employment or compensation of employees by the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect; or (iv) a non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to any Plan that would have a Material Adverse Effect. To the Company’s knowledge, none of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that would reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, (x)    the term “ERISA Affiliates” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code, and (y) the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any of its ERISA Affiliates may have any liability under ERISA.

(xxvi)    Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability of assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability of assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package and the Final Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated), (2) no fraud, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting and (3) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxvii)    Disclosure Controls. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxviii)  Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxix)    Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all United States federal income taxes which are due and payable have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided or where the failure to make such filing or payment would not result in a Material Adverse Effect. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2019 have been filed and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable United States, foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all related taxes which are due and payable, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or where the failure to make such payment would not result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxx)     Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxi)     Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Final Offering Memorandum will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxii)    Absence of Manipulation. Neither the Company nor any Affiliate of the Company has taken, nor will the Company or any Affiliate take, directly or indirectly, any action that is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Securities Act.

(xxxiii)    No Unlawful Payments. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of any money or other property, gift or anything of value to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with all applicable anti- bribery and anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiv)    Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries alleging a failure to comply with the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxv)    No Conflicts with Sanctions Laws. None of Company, any of its subsidiaries, directors or officers, nor, to the knowledge of the Company, any employee, agent, Affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions, currently, Cuba, Iran, North Korea, Syria and Crimea; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, (i) to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as initial purchaser, underwriter, advisor, investor or otherwise) of Sanctions.

(xxxvi)    Lending Relationship. Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, the Company (i) does not have any material lending or other relationship with any bank or lending Affiliate of any Initial Purchaser and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any Affiliate of any Initial Purchaser.

(xxxvii)    No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock (or equity interests), from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except pursuant to the Credit Agreement.

(xxxviii)    Company Purchases. The Company (or any “affiliate” or “affiliated purchaser” as defined in Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) has not directly or indirectly (including, without limitation, by means of a derivative instrument) purchased, offered to purchase, placed any bid or limit order that would effect a purchase of, or commenced any tender offer relating to, any shares of Common Stock (or equivalent interest, including, without limitation, a unit of beneficial interest in a trust or limited partnership or a depositary share), listed contracts on shares of Common Stock or securities that are convertible into, or exchangeable or exercisable for, shares of Common Stock (including, without limitation, any Rule 10b-18 purchases of blocks (as defined in Rule 10b-18)) during the “restricted period” (as defined in Regulation M under the Exchange Act) in connection with the offering of the Securities (determined as if such “restricted period” applied without regard to the exclusions set forth in Rules 101(b)(10) and 102(b)(7) of Regulation M under the Exchange Act), except through the Representatives or their respective Affiliates.

(xxxix)    Issuer Written Information. The Company has not prepared, made, used, authorized, approved or referred to any Issuer Written Information other than (i) the documents listed on Schedule C and (ii) any electronic road show reviewed by the Representatives and to which the Representatives do not reasonably object.

(xl) Statistical and Market-Related Data. Any statistical and market-related data included in the General Disclosure Package or the Final Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and, to the extent required by such sources, the Company has obtained the written consent to the use of such data from such sources.

(xli) Cyber Security. (A) There has been no security breach or incident, unauthorized access or disclosure, or other material compromise relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), except for those that have been remedied without material cost or liability, (B) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

SECTION 2. Sale and Delivery to Initial Purchasers; Closing.

(a)    Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule A (the “Purchase Price”), the Firm Notes in the aggregate principal amounts set forth in Schedule A, plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject to such adjustments as the Representatives in their discretion shall make to ensure that any sales or purchases are in authorized denominations.

In addition, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, shall have the option to purchase from the Company the Option Notes at the Purchase Price (plus accrued interest, if any, from the Closing Date to the date of payment and delivery of such Option Notes), plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject to such adjustments as the Representatives in their discretion shall make to ensure that any sales or purchases are in authorized denominations.

If any Option Notes are to be purchased, the principal amount of Option Notes to be purchased by each Initial Purchaser shall be the principal amount of Option Notes, which bears the same ratio to the aggregate principal amount of Option Notes being purchased as the principal amount of Firm Notes set forth opposite the name of such Initial Purchaser in Schedule A (or such amount increased as set forth in Section 11 hereof) bears to the aggregate principal amount of Firm Notes being purchased from the Company by the several Initial Purchasers, subject, however, to such adjustments to eliminate Securities in denominations other than $1,000 as the Representatives in their sole discretion shall make to ensure the Option Notes are issued in authorized denominations.

The Representatives may exercise this right on behalf of the Initial Purchasers for settlement within a period of thirteen calendar days beginning on, and including, the Closing Date in whole or from time to time in part by giving written notice to the Company. Such notice shall set forth the aggregate principal amount of Option Notes plus accrued interest as to which the option is being exercised and the date and time when the Option Notes are to be delivered and paid for which may be the same date and time as the Closing Time but shall not be earlier than the Closing Time. Unless otherwise agreed between the Company and the Representatives, any such notice shall be given at least two business days prior to the date and time of delivery specified therein if such delivery will be after the Closing Time.

(b)    Payment. Payment of the Purchase Price for, and delivery of certificates or security entitlements for, the Firm Notes shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Ave., New York, New York, 10017, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on March 19, 2021 (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company. The time and date of payment and delivery for the Firm Notes is referred to herein as the “Closing Time” and time and date of payment and delivery for the Option Notes is referred to herein as the “Additional Closing Time.”

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Initial Purchasers of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the Purchase Price for, the Securities which it has agreed to purchase. Wells Fargo Securities, LLC, BofA Securities, Inc. and Raymond James & Associates, Inc., individually and not as Representatives of the Initial Purchasers, may (but shall not be obligated to) make payment of the Purchase Price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, or the Additional Closing Time, as the case may be, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

SECTION 3.         Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

(a)    Delivery of Offering Memorandum. The Company has delivered to each Initial Purchaser, without charge, as many copies of the Preliminary Offering Memorandum (as amended or supplemented) thereto and documents incorporated by reference therein as such Initial Purchaser reasonably requested, and the Company hereby consents to the use of such copies. The Company will furnish to each Initial Purchaser, without charge, such number of copies of the Final Offering Memorandum thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

(b)    Notice and Effect of Material Events. If at any time prior to the completion of resales of the Securities by the Initial Purchasers, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or for the Company, to amend or supplement the General Disclosure Package or the Final Offering Memorandum in order that the General Disclosure Package or the Final Offering Memorandum, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser or to comply with law, the Company will promptly (A) give the Representatives notice of such event and (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or effect such compliance and, within a reasonable amount of time prior to any proposed use or distribution, furnish the Representatives with copies of any such amendment or supplement; provided that the Company shall not use or distribute any such amendment or supplement to which the Representatives or counsel for the Initial Purchasers shall reasonably object. The Company will furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request.

(c)    Reporting Requirements. Until the completion of resales of the Securities by the Initial Purchasers, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations. The Company has given the Representatives notice of any filings made pursuant to the Exchange Act and the Exchange Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time or the Additional Closing Time, as the case may be, and will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Initial Purchasers shall reasonably object.

(d)    Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications and exemptions in effect for so long as required to complete the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement).

(e)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Final Offering Memorandum under “Use of Proceeds.”

(f)    DTCC. The Company will cooperate with the Initial Purchasers and use its best efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of The Depository Trust & Clearing Corporation (“DTCC”).

(g)    Listing. The Company will use its best efforts to effect and maintain the listing of the Maximum Number of Underlying Securities on the NYSE.

(h)    Restriction on Sale of Securities. During a period of 30 days from the date of the Final Offering Memorandum, the Company will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder and any shares of Common Stock issued upon conversion of the Securities, (B) any shares of Common Stock issued by the Company upon the settlement, vesting or exercise of an option, stock appreciation right, restricted stock unit, deferred stock unit, restricted stock award, performance share award or other equity-based award or warrant or the conversion of a security outstanding on the date hereof, (C) any shares of Common Stock issued or options to purchase Common Stock or other equity-based award granted pursuant to existing employee benefit or equity incentive plans of the Company referred to in the General Disclosure Package and the Final Offering Memorandum, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, or (E) any shares of Common Stock issued pursuant to a reinvestment plan and referred to in General Disclosure Package and the Final Offering Memorandum.

(i)    Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the General Disclosure Package or the Final Offering Memorandum, or the initiation or threatening of any proceeding for that purpose; and (ii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order preventing or suspending the use of any of the General Disclosure Package or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(j)    Issuer Written Information. The Company will not prepare, make, use, authorize, approve or refer to any Issuer Written Information other than (i) the documents listed on Schedule C and (ii) any electronic road show reviewed by the Representatives and to which the Representatives do not reasonably object.

(k)    Reservation of Common Stock. The Company will reserve and keep available at all times, free of preemptive rights, the Maximum Number of Underlying Securities.

SECTION 4.         Payment of Expenses.

(a)    Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) preparation, issuance and delivery of the Securities to the Initial Purchasers and the Common Stock issuable upon conversion thereof and any charges of DTCC or transfer taxes imposed in connection therewith, (ii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iii) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky survey and any supplement thereto, (iv) the preparation, printing and delivery to the Initial Purchasers of copies of each Preliminary Offering Memorandum, any Issuer Written Information, the Final Term Sheet and the Final Offering Memorandum and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Initial Purchasers to investors, (v) all fees and expenses of the Trustee and any expenses of any transfer agent or registrar for the Securities or the Common Stock issuable upon conversion of the Securities, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, and travel and lodging expenses of the representatives and officers of the Company and any such consultants and (vii) the fees and expenses incurred in connection with the listing of the Common Stock issuable upon conversion of the Securities on the NYSE or in connection with making the Securities eligible for clearance and settlement through the facilities of DTCC.

(b)    Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 10(a)(i) or Section 10(a)(iii) hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

SECTION 5. Conditions of Initial Purchasers’ Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained herein on the date hereof, at the Applicable Time, at the Closing Time and on the Additional Closing Time, if applicable, or in certificates of any officer of the Company or any of its subsidiaries, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)    Opinion of Counsel for Company. At the Closing Time or the Additional Closing Time, as the case may be, the Representatives shall have received the opinion and negative assurance, dated the Closing Time or the Additional Closing Time, as the case may be, of Vinson & Elkins L.L.P., counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers substantially to the effect set forth in Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(b)    Opinion of Counsel for Initial Purchasers. At the Closing Time or the Additional Closing Time, as the case may be, the Representatives shall have received the favorable opinion and negative assurance, dated the Closing Time or the Additional Closing Time, as the case may be, of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers in form and substance satisfactory to the Representatives. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(c)    Officers’ Certificate. At the Closing Time or the Additional Closing Time, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Final Offering Memorandum, any material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, results of operations, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time or the Additional Closing Time, as the case may be, to the effect that:

(i)	there has been no such material adverse change,

(ii)

the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time or the Additional Closing Time, as the case may be, and

(iii)	the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time or the Additional Closing Time, as the case may be.

(d)    Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information, including the pro forma financial statements and financial information of the Company contained or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum.

(e)    Bring-down Comfort Letter. At the Closing Time or the Additional Closing Time, as the case may be, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time or the Additional Closing Time, as the case may be.

(f)    Additional Documents. At the Closing Time or the Additional Closing Time, as the case may be, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers.

(g)    Approval of Listing. At the Closing Time or the Additional Closing Time, as the case may be, the Maximum Number of Underlying Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(h)    Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule E hereto.

(i)    Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)    Execution and Delivery of Indenture; No Default or Adjustment Event. The Indenture shall have been duly executed and delivered by each party thereto, and an executed copy shall have been provided to the Initial Purchasers; no event that would constitute a “Default” or “Event of Default” (as defined in the Indenture) shall exist; and no event that would require an adjustment to the “Conversion Rate” (as defined in the Indenture) pursuant to the Indenture shall have occurred

(k)    Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or the Additional Closing Time, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8, 9, 14, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6.         Subsequent Offers and Resales of the Securities.

(a)    Offer and Sale Procedures. Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

(i)     Offers and Sales. Offers and sales of the Securities shall be made to such persons and in such manner as is contemplated by the Offering Memorandum. The Company has not entered into any contractual arrangement, other than this Agreement, with respect to the distribution of the Securities or the Common Stock issuable upon conversion of the Securities and the Company will not enter into any such arrangement except as contemplated thereby.

(ii)     No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act Regulations) will be used in the United States in connection with the offering or sale of the Securities.

(iii)    Legends. Each of the Securities will bear, to the extent applicable, the legend contained in “Transfer Restrictions” in the General Disclosure Package and the Final Offering Memorandum for the time period and upon the other terms stated therein.

(iv)    Minimum Principal Amount. No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $1,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $1,000 principal amount of the Securities.

(b)    Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

(i)      Integration. The Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act Regulations, such offer or sale would render invalid (for the purpose of (i) the sale of the offered Securities by the Company to the Initial Purchasers, (ii) the resale of the offered Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the offered Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A thereunder or otherwise.

(ii)    Rule 144A Information. The Company agrees that, in order to render the offered Securities eligible for resale pursuant to Rule 144A, while any of the offered Securities remain outstanding, it will make available, upon request, to any holder of offered Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(iii)   Restriction on Resales. Until the expiration of one year after the last date of original issuance of the offered Securities (or such shorter period as may be provided for in Rule 144 under the Securities Act), the Company will not, and will cause its Affiliates not to, resell any offered Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3)), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker’s transactions).

(c)    Representations, Warranties and Agreements of the Initial Purchasers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a Qualified Institutional Buyer and an “accredited investor” within the meaning of Rule 501(a) under the Securities Act Regulations. Each Initial Purchaser understands that the offered Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Each Initial Purchaser severally represents and agrees that it has not offered or sold, and will not offer or sell, any offered Securities constituting part of its allotment except in accordance with Rule 144A or another applicable exemption from the registration requirements of the Securities Act. Accordingly, neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States. Each Initial Purchaser will take reasonable steps to inform, and cause each of its affiliates (as such term is defined in Rule 501(b) under the Securities Act Regulations (each, an “Affiliate”)) to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or Affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the Securities Act, (B) are being sold to them without registration under the Securities Act in reliance on Rule 144A or in accordance with another exemption from registration under the Securities Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company or any subsidiary thereof, (2) under a registration statement that has become effective under the Securities Act, (3) in accordance with Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (4) pursuant to another available exemption from registration under the Securities Act.

SECTION 7.         Indemnification.

(a)    Indemnification of Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its Affiliates, its directors and officers, its selling agents and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)      against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact included in any Preliminary Offering Memorandum, the Final Offering Memorandum, the information contained in the Final Term Sheet, any Issuer Written Information or any other information used by or on behalf of the Company in connection with the offer or sale of the Securities (or any amendment or supplement to the foregoing), or in any materials, presentations or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any road show or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of, or pursuant to a judgment or other disposition in, any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Company;

(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Offering Memorandum, the Final Offering Memorandum or the information contained in the Final Term Sheet (or any amendment or supplement to the foregoing) in reliance upon and in conformity with the Initial Purchaser Information.

(b)    Indemnification of Company, Directors and Officers. Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, its directors, its officers, Affiliates and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Preliminary Offering Memorandum, the Final Offering Memorandum or the information contained in the Final Term Sheet (or any amendment or supplement to the foregoing) in reliance upon and in conformity with the Initial Purchaser Information.

(c)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable and documented fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total discount received by the Initial Purchasers, on the other hand, bear to the aggregate initial offering price of the Securities as set forth on the cover of the Final Offering Memorandum.

The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any reasonable and documented legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to the public were offered to the public exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Initial Purchaser’s Affiliates, officers, directors and selling agents shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company and each of the Company’s Affiliates, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 9. Representations, Warranties, Indemnities and Agreements to Survive. All representations, warranties, indemnities and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries and the Initial Purchasers submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Initial Purchaser or its Affiliates or selling agents, any person controlling any Initial Purchaser, its officers or directors or the Company, its Affiliates or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 10. Termination of Agreement.

(a)    Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time or in the case of the Option Notes, prior to the Additional Closing Time, (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Final Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE MKT, the NYSE or the NASDAQ has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, Financial Industry Regulatory Authority or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)    Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8, 9, 14, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 11. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Time or the Additional Closing Time, as the case may be, to purchase the Securities which it or they have agreed to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)      if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

(ii)     if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement either (i) the Representatives or (ii) the Company shall have the right to postpone Closing Time or the Additional Closing Time, as the case may be, for a period not exceeding seven days in order to effect any required changes in the General Disclosure Package or the Final Offering Memorandum or in any other documents or arrangements. As used herein, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section 11.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to Wells Fargo Securities, LLC at 500 West 33rd, New York, New York 10001, Attention: Equity Syndicate Department (facsimile: (212) 214-5918), BofA Securities, Inc. at One Bryant Park, New York, New York 10036, Attention: Syndicate Department (facsimile: (646) 855-3073) and Raymond James & Associates, Inc. at 880 Carillon Parkway, Saint Petersburg, Florida 33716, Attention: Syndicate Department (facsimile: (866) 597-4039); and notices to the Company shall be directed to it at 333 Clay Street, Suite 4620, Houston, Texas 77002, Attention: Lloyd Hajdik, Executive Vice President, Chief Financial Officer and Treasurer (facsimile: (713 652-0499).

SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Initial Purchaser has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Initial Purchasers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Recognition of the U.S. Special Resolution Regimes.

(a)        In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)        In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors, affiliates and selling agents referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors, affiliates and selling agents and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 18. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non- exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 19. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “executed,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 22. Xtract Research LLC. The Company hereby agrees that the Initial Purchasers may provide copies of the Preliminary Offering Memorandum and the Final Offering Memorandum relating to the offering of the Securities and any other agreements or documents relating thereto, including, without limitation, any trust indentures, to Xtract Research LLC (“Xtract”) following the completion of the offering in compliance with applicable law for inclusion in an online research service sponsored by Xtract, access to which is restricted to “qualified institutional buyers” as defined in Rule 144A under the Securities Act.

SECTION 23. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers and the Company in accordance with its terms.

Very truly yours,

OIL STATES INTERNATIONAL, INC.

By:	/s/ Lloyd Hajdik
Name:	Lloyd Hajdik
Title:	Executive Vice President, Chief Financial Officer and Treasurer

CONFIRMED AND ACCEPTED,

as of the date first above written:

WELLS FARGO SECURITIES, LLC

By: /s/ Elizabeth Alvarez

Name: Elizabeth Alvarez

Title: Managing Director

BOFA SECURITIES, INC.

By: /s/ Eric Coghlin

Name: Eric Coghlin

Title: Managing Director

RAYMOND JAMES & ASSOCIATES, INC.

By: /s/ Peter Pergola

Name: Peter Pergola

Title: Director

For themselves and as Representatives of the other Initial Purchasers named in Schedule A hereto.

[Signature Page to Purchase Agreement]

SCHEDULE A

The initial offering price of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

The “purchase price” to be paid by the Initial Purchasers for the Securities shall be 97.00% of the principal amount thereof.

The interest rate on the Securities shall be 4.75% per annum.

Other terms of the Securities will be as set forth under the section “Description of Notes” in the Preliminary Offering Memorandum, as supplemented by the Final Term Sheet.

Name of Initial Purchaser	Principal Amount of Securities
Wells Fargo Securities, LLC	$44,550,000
BofA Securities, Inc.	$27,000,000
J.P. Morgan Securities LLC.	$27,000,000
Raymond James & Associates, Inc..	$20,250,000
RBC Capital Markets, LLC	$16,200,000

Total	$135,000,000

SCHEDULE B

Final Term Sheet

SCHEDULE C

Issuer Written Information

SCHEDULE D

Significant Subsidiaries

SCHEDULE E

List of Persons and Entities Subject to Lock-up

Exhibit A

Form of Opinion of Vinson & Elkins L.L.P.

Exhibit B

Form of Lock-Up Agreement